EXHIBIT 10.23

ENSEMBLE HEALTH PARTNERS, INC.

2021 CASH INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant of cash-based incentive Awards.

3. ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan and any Award; to determine eligibility for and grant Awards; to adjust the Performance Criterion or Criteria applicable to Awards; to determine, modify or waive the terms and conditions of any Award; to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4. ELIGIBILITY AND PARTICIPATION

The Administrator may select Participants from among executive officers and key employees of the Company and its subsidiaries.

5. GRANT OF AWARDS

A Participant who is granted an Award will be entitled to a payment, if any, in respect of the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award, except as otherwise determined by the Administrator in accordance with Section 6 below. By accepting (or being deemed to have accepted) an Award, the Participant agrees (or will be deemed to have agreed) to the terms and condition of the Award and the Plan. The Administrator will select the Participants, if any, who receive Awards for each Performance Period and, for each Award, will establish the following:

(a) the Performance Criterion or Criteria applicable to the Award;

(b) the amount or amounts that will be payable (subject to adjustment in accordance with Section 6 below) if the Performance Criterion or Criteria are achieved in whole or in part; and

(c) such other terms and conditions as the Administrator determines with respect to the Award.

6. DETERMINATION OF PERFORMANCE AND AMOUNTS PAYABLE

As soon as practicable after the end of the applicable Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for such Performance Period have been satisfied. The Administrator will then determine the amount payable, if any, under each Award. The Administrator may, in its sole discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable in respect of any Award, adjust the actual payment, if any, to be made with respect to such Award. The Administrator may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant. In each case, the Administrator’s discretionary determination, which may affect different Awards differently, is conclusive and will bind all persons.

7. PAYMENTS

The Administrator will determine the payment dates for Awards under the Plan. Except as otherwise determined by the Administrator:

(a) all payments under the Plan will be made, if at all, not later than March 15th of the calendar year immediately following the calendar year in which the Performance Period ends;

(b) payment will not be made with respect to an Award unless the Participant has remained employed with the Company and its subsidiaries through the date of payment; and

(c) awards under the Plan are intended to qualify for exemption from Section 409A of the Code and shall be construed and administered accordingly.

Notwithstanding anything herein to the contrary, the Administrator may authorize elective deferrals of any Award payments in accordance with the deferral rules of Section 409A.

8. TAX WITHHOLDING

All payments under the Plan will be reduced by all tax and other amounts required to be withheld with respect to the payment. Any amounts withheld pursuant to this Section 8 will be treated as though such amounts had been paid directly to the applicable Participant.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. For the avoidance of doubt, no adjustment to any Award or determination made with respect to any Award, in each case, in accordance with the terms of the Plan will be treated as an amendment that requires the consent of any Participant.

10. RECOVERY OF COMPENSATION

Each Award will be subject to any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, except as expressly set forth in an applicable Award or other agreement between a Participant and the Company or one of its Affiliates, each Award will be subject to any policy of the Company or any of its Affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan. In addition, each Award will be subject to forfeiture and disgorgement to the extent required by law (which shall include, for the avoidance of doubt, the rules or requirements of any stock exchange on which shares of Stock are listed), including, without limitation, Section 10D of the Exchange Act, and will be further subject to forfeiture and disgorgement to the extent provided in any applicable Award or other agreement between a Participant and the Company or any of its Affiliates. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 10 and to any applicable clawback, recoupment or similar policy of the Company or any of its Affiliates and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 10. Neither the Administrator nor the Company nor any other person, other than the Participant, will be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 10.

11. MISCELLANEOUS

(a) Arbitration. Except as otherwise provided by the express terms of an Award or other agreement, and except as otherwise with respect to disputes and claims for injunctive relief (which the Company or the applicable Participant may pursue in any court of competent jurisdiction and which may be pursued in any court of competent jurisdiction as specified below and with respect to which each party shall bear the cost of its own attorneys’ fees and expenses, except to the extent otherwise required by applicable law), the Company and, by accepting or being deemed to have accepted an Award under the Plan, the Participant agree (or will be deemed to have agreed) that arbitration, pursuant to the procedures set forth by JAMS (the “JAMS Rules”), shall be the sole and exclusive method for resolving any claim or dispute (“Claim”) arising out of or relating to the rights and obligations of the parties under the Plan and otherwise relating to the Employment of the Participant (including, without limitation, claims and disputes regarding employment discrimination, sexual harassment, termination and discharge, to the maximum extent permitted by applicable law), whether such claim arose or the facts on which such Claim is based occurred prior to or after the date the Participant accepts (or is deemed to have accepted) an Award under the Plan. The Company and, by accepting or being deemed to have accepted an Award under the Plan, the Participant agree (or will be deemed to have agreed) that (i) one (1) arbitrator shall be appointed pursuant to the JAMS Rules to conduct any such arbitration, (ii) all meetings of the parties and all hearings with respect to any such arbitration shall take place in or near the city in which Participant last worked as an employee with the Company, (iii) each party to the arbitration shall bear its own costs and expenses (including, without limitation, all attorneys’ fees and expenses, except to the extent otherwise required by applicable law) except that any party determined by the arbitrator to have brought or advanced a material Claim or defense to a material

Claim without merit shall pay the reasonable attorneys’ fees and other expenses incurred by the other party, and (iv) the Company will be responsible for paying any filing fee and the fees and costs of the arbitrator; provided, however, that if Participant is the party initiating the claim, he/she will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the county in which he/she is (or was last) employed. The Company and, by accepting or being deemed to have accepted an Award under the Plan, the Participant agree (or will be deemed to have agreed) that the judgment, award or other determination of any arbitration under the JAMS Rules shall be final, conclusive and binding on all of the parties thereto. Nothing in this Section 11(a) shall prohibit the Company or the Participant from instituting litigation to enforce any final judgment, award or determination of the arbitration. The Company and, by accepting or being deemed to have accepted an Award under the Plan, the Participant agree (or will be deemed to have agreed) to irrevocably submit to the jurisdiction of the United States District Court for Delaware, and agree (or will be deemed to have agreed) that such court shall be the exclusive forum for the enforcement of any such final judgment, award or determination of the arbitration. The Company and, by accepting or being deemed to have accepted an Award under the Plan, the Participant irrevocably consent (or will be deemed to have consented) to service of process by registered mail or personal service and waives any objection on the grounds of personal jurisdiction, venue or inconvenience of the forum. The Company and, by accepting or being deemed to have accepted an Award under the Plan, the Participant further agree (or will be deemed to have agreed) that each other party may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing or not enforcing any award, judgment or determination of the arbitration.

Notwithstanding the foregoing, prior to the Company or the Participant instituting any arbitration proceeding hereunder to resolve any Claim, such party first shall submit the Claim to a mediation proceeding between the parties which shall be governed by the prevailing procedures of JAMS and shall be conducted in or near the city in which Participant last worked as an employee with the Company. If the parties have not agreed in writing to a resolution of the Claim pursuant to the mediation within forty-five (45) days after the commencement thereof or if any party refuses to participate in the mediation process, then the Claim may be submitted to arbitration under this Section 11(a). Each party shall bear his, her or its own costs and expenses incurred in connection with the mediation, provided that the Company will pay the mediator’s costs and expenses.

In the event that a Participant is party to an employment or other agreement with the Company or any Affiliates that includes an arbitration provision, the terms of the arbitration provision in such agreement shall control.

(b) Waiver of Jury Trial. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers.

(c) Section 409A. Without limiting the generality of Section 11(c) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements. Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A. If a Participant is determined on the date of the Participant’s termination of employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death. For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

(d) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award. Notwithstanding anything to the contrary, to the maximum extent permitted under applicable law, no director, officer, employee or agent of the Company or any of its Affiliates will be liable, and the Company and its Affiliates will hold such persons harmless, for any claim, loss, liability or expense arising out of any act or omission to act concerning the Plan (other than, for the avoidance of doubt, in such person’s capacity as a holder of Award(s) under the Plan), unless such act or omission to act arises out of such person’s own fraud or bad faith.

(e) Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

(f) Governing Law. Except as otherwise provided by the express terms of an Award, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(g) Jurisdiction. By accepting (or being deemed to have accepted) an Award, each Participant agrees (or will be deemed to have agreed) to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts, that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

(h) Other Compensation Arrangements. The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

(i) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries. The loss of any Award will not constitute an element of damages in the event of a termination of a Participant’s employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(j) Effective Date. The Plan will be effective upon adoption of the Plan by the Administrator and will supersede and replace the Company’s annual cash bonus program with respect to awards granted to eligible executive officers and employees for years beginning after the date of adoption.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise). The Compensation Committee (or the Board) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: A cash bonus award that is granted to a Participant with respect to a Performance Period. An Award opportunity may be expressed as a percentage of the Participant’s base salary, as a fixed dollar amount, or in such other form determined by the Administrator.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Ensemble Health Partners, Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Participant”: A person who is granted an Award under the Plan.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result, or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

“Performance Period”: A specified performance period, consisting of the Company’s fiscal year or such other period as the Administrator determines.

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“Plan”: This Ensemble Health Partners, Inc. 2021 Cash Incentive Plan, as from time to time amended and in effect.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

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